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                                                                     EXHIBIT 4

                           Sunrise Preschools, Inc.


NUMBER                      a Delaware corporation              SHARES
SP-C                       SERIES C PREFERRED STOCK

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                                              CUSIP 857593 30 1
THIS CERTIFIES THAT

                                   SPECIMEN

is the owner of
FULLY PAID AND NONASSESSABLE SHARES OF THE SERIES C PREFERRED STOCK (PAR VALUE $1.00)
                                      OF
                           SUNRISE PRESCHOOLS, INC.


transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                  Corporate
---------------------------         Seal         ------------------------------
Secretary                                                             President


COUNTERSIGNED AND REGISTERED
AMERICAN SECURITIES TRANSFER INCORPORATED
1825 Lawrence Street, Suite 444
Denver, CO 80202-1817

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The restated certificate of incorporation of this corporation, as amended, authorizes the issuance of a class of preferred stock and empowers the board of directors to issue preferred stock in series and to determine the powers, designations, preferences and relative participating, optional or other special rights of the shares of any series of such class and the qualifications, limitations or restrictions of such preferences or rights, or both. Each series of preferred stock issued by the corporation will have such preferences as shall be declared by the resolution or resolutions of the board of directors establishing such series. The corporation will mail to any shareholder, without charge, within five days after receipt of written request therefor at its principal place of business or registered office, a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights, or both.

The corporation will mail to the record holder of the shares of series c preferred stock represented by this certificate, without charge, within five days after receipt of written request therefor at its principal place of business or registered office, a copy of the express terms of the shares represented by this certificate set forth in the "certificate of designation, preferences and rights of series c preferred stock" filed with the Delaware secretary of state on November 8, 1995, and of the other classes and series of shares which the corporation is authorized to issue. The holder hereof, by accepting this certificate, assents to and is bound by all of the express terms of the classes of stock of the corporation. This certificate and the securities represented hereby are subject to the laws of the state of Delaware and to the restated certificate of incorporation and bylaws of the corporation as now or hereafter amended.


        The following abbreviations, when used in the inscription on the fact of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.
TEN COM  -- as tenants in common         UNIF GIFT MIN ACT -- _______ Custodian
                                                              __________(Minor)
TEN ENT  -- as tenants by the entireties          under Uniform Gifts to Minors
                                                         Act ___________(State)
JT TEN   -- as joint tenants with right of survivorship
                and not as tenants in common


For value received, the undersigned hereby sells, assigns and transfers unto
_______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

                                      PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
                                  _____________________________________________



                                  _____________________________________________


_______________________________________________________________________________

________________________________________________________________________ Shares

of Series C Preferred Stock represented by the within Certificate, and hereby irrevocably constitutes and appoints __________________________________________
Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.


Dated: _____________________

                                   ____________________________________________
                                   NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
                                   MUST CORRESPOND WITH THE NAME AS WRITTEN
                                   UPON THE FACE OF THE CERTIFICATE IN EVERY
                                   PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER, AND SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY HAVING AN OFFICE OR CORRESPONDENT
                                   IN THE UNITED STATES OR BY A MEMBER FIRM
                                   OF A REGISTERED NATIONAL SECURITIES EXCHANGE
                                   OR OF THE NATIONAL ASSOCIATION OF SECURITIES
                                   DEALERS, INC.


                                   SIGNATURE GUARANTEED:

                                   ___________________________________________